Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-36487) of Chelsea GCA Realty, Inc. and Chelsea GCA Realty Partnership, L.P. and in the related Prospectus of our report dated February 10, 1999, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty Partnership, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                              Ernst & Young LLP


New York, New York
March 23, 1999